Exhibit 99.1

FTD Companies, Inc. Receives NASDAQ Notification of Non-Compliance
Related to Delayed Filing of Quarterly Report on Form 10-Q
DOWNERS GROVE, Ill. —May 21, 2019 — FTD Companies, Inc. (Nasdaq: FTD) (“FTD” or the “Company”), a premier floral and gifting company, announced today that, as expected, it received a standard notification letter dated May 17, 2019 from Nasdaq stating that, as a result of not having timely filed its quarterly report on Form 10-Q for the period ended March 31, 2019, the Company no longer complies with Nasdaq Listing Rule 5250(c)(1), which requires timely filing of periodic financial reports with the Securities and Exchange Commission.
This notice has no immediate effect on the listing of FTD’s common stock on the Nasdaq Global Select Market. Under Nasdaq’s listing rules, the Company has 60 calendar days from the date of the notice to submit a plan to regain compliance. If the plan is accepted by Nasdaq, the Company can be granted up to 180 calendar days from the Form 10-Q’s due date (as extended by Rule 12b-25 under the Securities Exchange Act of 1934), or until November 11, 2019, to regain compliance. The Company expects to file its Form 10-Q within the 60 calendar day period.
About FTD Companies, Inc.
FTD Companies, Inc. is a premier floral and gifting company. Through our diversified family of brands, we provide floral, specialty foods, gifts, and related products to consumers primarily in the United States and the United Kingdom. We also provide floral products and services to retail florists and other retail locations throughout these same geographies. FTD has been delivering flowers since 1910, and the highly-recognized FTD® and Interflora® brands are supported by the iconic Mercury Man® logo, which is displayed in over 30,000 floral shops in more than 125 countries. In addition to FTD and Interflora, our diversified portfolio of brands includes the following trademarks: ProFlowers®, Shari’s Berries®, Personal Creations®, Flying Flowers®, Gifts.com™, and ProPlants®. FTD Companies, Inc. is headquartered in Downers Grove, Ill. For more information, please visit www.ftdcompanies.com.
Cautionary Information Regarding Forward-Looking Statements
This release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding our beliefs and expectations relating to the filing of the Form 10-Q and compliance with Nasdaq’s listing rules. Potential factors that could affect these forward-looking statements include, among others, the Company’s ability to complete the work required to file its Form 10-Q within the prescribed period and the other factors disclosed in the Company’s most recent Annual Report on Form 10-K and the Company’s other filings with the Securities and Exchange Commission (www.sec.gov), as updated from time to time in our subsequent filings with the SEC, including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect the Company’s analysis only as of the date hereof. Such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted. Except as required by law, we undertake no obligation to publicly release the results of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
Contacts
Investor Relations:
Katie Turner
646-277-1228
ir@ftdi.com

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